As filed with the Securities and Exchange Commission on May 13, 2005	Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

E-LOAN, INC.
(Exact name of issuer as specified in its charter)

Delaware	77-0460084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)

1997 Stock Plan
(Full title of the plan)

Mark E. Lefanowicz
Chief Executive Officer
E-LOAN, Inc.
6230 Stoneridge Mall Road
Pleasanton, California 94588
(Name and address of agent for service)

(925) 847-6200
(Telephone number, including area code, of agent for service)

Copy to:
Roger S. Mertz, Esq.
Allen Matkins Leck Gamble & Mallory LLP
Three Embarcadero Center, 12th Floor
San Francisco, California 94111
(415) 837-1515

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
1997 Stock Plan Common Stock, $0.001 par value(1)	1,000,000	$2.83(3)	$2,830,000(3)	$333.09

(1)
These securities are of the same class and in addition to the 9,778,463 shares of Common Stock initially available to be granted under the 1997 Stock Plan, an employee stock option plan, and previously registered pursuant to Registration Statement No. 333-84211, and the additional shares made available under the 1997 Stock Plan and previously registered pursuant to Registration Statement Nos. 333-63372, 333-100314, 333-106137 and 333-118822. The total number of shares of Common Stock now issuable under the 1997 Stock Plan, as amended, is 19,898,375.

(2)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3)
Has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 11, 2005, because the price at which the options to be granted in the future may be exercised is not currently determinable.

The Exhibit Index for this Registration Statement follows the signature page.

E-LOAN, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the Registrant's 1997 Stock Plan (the "1997 Plan") under which the Registrant, pursuant to those certain Registration Statements on Form S-8 (File No. 333-84211, File No. 333-63372, 333-100314, 333-106137 and 333-118822, collectively the "Registration Statement"), previously registered 18,898,375 shares of its common stock under the 1997 Plan. Under Section E of the General Instructions on Form S-8, the Registrant is registering additional shares under the 1997 Plan.

The 1997 Plan provides for an annual automatic increase in the number of shares of common stock reserved under the 1997 Plan by an amount equal to the lesser of 4,500,000 shares, 4% of the then outstanding shares, or a lesser amount as determined by the Registrant's Board of Directors. Effective January 1, 2005, the Registrant's Board of Directors approved an increase in the number of shares reserved for issuance under the 1997 Plan equal to 1,000,000 shares. This Registration Statement covers the increase of 1,000,000 shares of common stock issuable under the 1997 Plan, bringing the total number of authorized shares to 19,898,375.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this Registration Statement:

1.	Registrant's Registration Statement on Form S-8, File No. 333-84211;

2.	Registrant's Registration Statement on Form S-8, File No. 333-63372;

3.	Registrant's Registration Statement on Form S-8, File No. 333-100314;

4.	Registrant's Registration Statement on Form S-8, File No. 333-106137;

5.	Registrant's Registration Statement on Form S-8, File No. 333-118822;

6.	Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 28, 2005, as amended on May 2, 2005;

7.	Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed on May 10, 2005;

8.
The description of Registrant's common stock contained in its registration statement filed on Form S-1 (Registration Statement No. 333-74945) on March 24, 1999, as amended, which registration statement became effective on June 28, 1999); and

9.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Registrant's fiscal year ended December 31, 2003.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference (other than information furnished pursuant to Item 2.02 or Item 7.01 on Form 8-K, unless otherwise indicated therein) in this Registration Statement and to be a part hereof from the date of filing of such documents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 13th day of May, 2005.

E-LOAN, Inc.
(a Delaware corporation)

By:	/s/ Darren Nelson
Darren Nelson
Chief Financial Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Mark E. Lefanowicz and Darren Nelson, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Christian A. Larsen Christian A. Larsen	Chairman of the Board of Directors	May 13, 2005
/s/ Mark E. Lefanowicz Mark E. Lefanowicz	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2005
/s/ Robert C. Kagle Robert C. Kagle	Director	May 13, 2005
/s/ Wade Randlett Wade Randlett	Director	May 13, 2005
/s/ Claus H. Lund Claus H. Lund	Director	May 13, 2005
/s/ James G. Jones James G. Jones	Director	May 13, 2005
/s/ Daniel Springer Daniel Springer	Director	May 13, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Allen Matkins Leck Gamble & Mallory LLP
10.1*	1997 Stock Plan, as amended
23.1	Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of Exhibit 5.1 hereto)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included at page 2 of the Registration Statement)

___________________________________________

*Incorporated by reference from the Company's Annual Report on Form 10-K (FYE December 31, 2004) filed on March 28, 2005 (File No. 000-25621).